EXHIBIT 6

                               C O N S E N T

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 31, 1997

                              FIRST TRUST OF CALIFORNIA,
                              NATIONAL ASSOCIATION

                              By Ingrid Soderholm
                                 -----------------
                                 Ingrid Soderholm
                                 Trust Officer